EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Leland F. Bunch, III, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Morgan Stanley Bank of America Merrill Lynch Trust 2016-C32 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant, National Tax Search, LLC, as Servicing Function Participant, KeyBank National Association, as Primary Servicer, Wells Fargo Bank, National Association, as Primary Servicer for the Potomac Mills Mortgage Loan, AEGON USA Realty Advisors, LLC, as Special Servicer for the Potomac Mills Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Potomac Mills Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the Potomac Mills Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Potomac Mills Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Potomac Mills Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Potomac Mills Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Potomac Mills Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Hilton Hawaiian Village Mortgage Loan, AEGON USA Realty Advisors, LLC, as Special Servicer for the Hilton Hawaiian Village Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Hilton Hawaiian Village Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the Hilton Hawaiian Village Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Hilton Hawaiian Village Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Hilton Hawaiian Village Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Hilton Hawaiian Village Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 191 Peachtree Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the 191 Peachtree Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator for the 191 Peachtree Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 191 Peachtree Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 191 Peachtree Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Wolfchase Galleria Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Wolfchase Galleria Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator for the Wolfchase Galleria Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Wolfchase Galleria Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Wolfchase Galleria Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the FedEx Ground Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the FedEx Ground Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the FedEx Ground Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the FedEx Ground Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the FedEx Ground Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the FedEx Ground Portfolio Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the FedEx Ground Portfolio Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the FedEx Ground Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the American Greetings HQ Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the American Greetings HQ Mortgage Loan, Wilmington Trust, National Association, as Trustee for the American Greetings HQ Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the American Greetings HQ Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the American Greetings HQ Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the American Greetings HQ Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the American Greetings HQ Mortgage Loan, and National Tax Search, LLC, as Servicing Function Participant for the American Greetings HQ Mortgage Loan.

Dated: March 20, 2018

/s/ Leland F. Bunch, III

Chief Executive Officer and President

(senior officer in charge of securitization of the depositor)